As filed with the Securities and Exchange Commission on June 17, 2005
                                                                                                                                            Registration No. 333-124818

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8/A
Post Effective Amendment No. 1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GARMIN LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0229227
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5TH Floor, Harbour Place, P.O. Box 30464 SMB103
South Church Street
Town, Grand Cayman, Cayman Islands
(345) 946-5203

(Address and Telephone Number of Principal Executive Offices)

Garmin International, Inc. 401(k) and Pension Plan

(f/k/a Garmin International, Inc. Savings and Profit Sharing Plan)
(Full title of the plan)

_________________

Andrew R. Etkind, Esq.
c/o Garmin International, Inc.
1200 East 151st Street
Olathe, Kansas 66062
(913) 397-8200
(Name, address and telephone number of agent for service)

_________________

Copies to:
John A. Granda, Esq.
Stinson Morrison Hecker LLP
1201 Walnut Street
Kansas City, Missouri 64106
(816) 842-8600
________________________

EXPLANATORY NOTE

        This Post Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 filed on May 11, 2005 (the “Original S-8”) is being filed to include Exhibit 5.3, the legal opinion of Stinson Morrison Hecker LLP regarding the issuance of rights to purchase common shares of the Registrant that are attached to the Registrant’s common shares pursuant to that certain Shareholders’ Rights Agreement, dated October 25, 2001, between the Registrant and UMB Bank, N.A., which opinion was not included in the Original S-8.

INCORPORATION OF INFORMATION

        Pursuant to General Instruction E to Form S-8, all the contents of Registration Statement No. 333-52766 (filed December 27, 2000) are hereby incorporated by reference into this Post Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on June 17, 2005.

GARMIN LTD.
/s/ Min H. Kao* ----------------------------------------- Min H. Kao Chief Executive Officer
Signatures	Title	Date
/s/ Min H. Kao *	Chairman of the Board of Directors, Chief
MIN H. KAO	Executive Officer and Director (principal executive officer)	June 17, 2005
/s/ Kevin Rauckman *	Chief Financial Officer and Treasurer
KEVIN RAUCKMAN	(principal financial officer)	June 17, 2005
/s/ Charles W. Peffer * CHARLES W. PEFFER	Director	June 17, 2005
/s/ Clifton A. Pemble * CLIFTON A. PEMBLE	Director	June 17, 2005
/s/ Gene M. Betts * GENE M. BETTS	Director	June 17, 2005
/s/ Donald H. Eller * DONALD H. ELLER	Director	June 17, 2005
/s/ Thomas A. McDonnell THOMAS A. MCDONNELL	Director	June 17, 2005
* By: Andrew R. Etkind Attorney-in Fact		June 17, 2005

EXHIBIT INDEX

                          Exhibit
                          Number            Description

4.1	Garmin International, Inc. 401(k) and Pension Plan (f/k/a Garmin International, Inc. Savings and Profit Sharing Plan), as amended and restated (Previously filed as Exhibit Company's Registrant Statement filed on May 11, 2005).

5.1	Opinion of Maples and Calder, Cayman Islands counsel to the registrant, regarding the legality of the securities being registered (Previously filed as Exhibit 5.1 to the Company’s Registrant Statement filed on May 11, 2005).

5.2	Favorable Opinion Letter, dated February 27, 2002, issued by the Internal Revenue Service to T. Rowe Price Trust Company, the prototype plan sponsor of the form of plan document used for the Garmin International, Inc. 401(k) and Pension Plan (Previously filed as Exhibit 5.2 to the Company’s Registrant Statement filed on May 11, 2005).

5.3	Opinion of Stinson Morrison Hecker LLP regarding the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP (Previously filed as Exhibit 23.1 to the Company’s Registrant Statement filed on May 11, 2005).

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.3)

24.1	Power of Attorney (included on signature page)